UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard, Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 16, 2006, RehabCare Group, Inc. entered into an Amended and Restated Credit Agreement with Bank of America, N.A., Harris, N.A., General Electric Capital Corporation, National City Bank, U.S. Bank National Association, SunTrust Bank and Comerica Bank, as participating banks in the lending group. The Amended and Restated Credit Agreement is an expandable $175 million, five-year revolving credit facility that replaces our former expandable $90 million Amended and Restated Credit Agreement, dated as of October 12, 2004. The revolving credit facility is expandable to $225 million upon our request, subject to the approval of the lending group and subject to continuing compliance by us with the terms of the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains administrative covenants that are ordinary and customary for similar credit facilities. The credit facility also includes financial covenants, including requirements for us to comply on a consolidated basis with a maximum ratio of senior funded debt to earnings before interest, taxes, depreciation and amortization (EBITDA), a maximum ratio of total funded debt to EBITDA, a minimum ratio of adjusted EBITDA to fixed charges and a minimum level of net worth.

As of June 16, 2006, there was no balance outstanding against the new credit facility. The annual fees and interest rates to be charged in connection with the credit facility and the outstanding principal balance are variable based upon the Company’s consolidated leverage ratios.

Item 9.01	Financial Statements and Exhibits

(c) The following exhibits are filed as part of this report:

Exhibits

10.1

Amended and Restated Credit Agreement, dated June 16, 2006, by and among RehabCare Group, Inc., as borrower, certain subsidiaries and affiliates of the borrower, as guarantors, and Bank of America, N.A., Harris, N.A., General Electric Capital Corporation, National City Bank, U.S. Bank National Association, SunTrust Bank and Comerica Bank, as participating banks in the lending group.

10.2	Amended and Restated Pledge Agreement, dated as of June 16, 2006, by and among RehabCare Group, Inc. and subsidiaries, as pledgors, and Bank of America, N.A., as collateral agent.

10.3	Amended and Restated Security Agreement, dated as of June 16, 2006, by and among RehabCare Group, Inc. and subsidiaries, as grantors, and Bank of America, N.A., as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2006

REHABCARE GROUP, INC.

By:	/s/ Jay W. Shreiner
Jay W. Shreiner
Senior Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated June 16, 2006

10.2	Amended and Restated Pledge Agreement, dated June 16, 2006

10.3	Amended and Restated Security Agreement, dated June 16, 2006